UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

BancFirst Corporation

(Exact name of Registrant as Specified in Its Charter)

Oklahoma	0-14384	73-1221379
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Broadway Ave.
Oklahoma City, Oklahoma		73102-8405
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 405 270-1086

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value Per Share	BANF	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 23, 2024, BancFirst Corporation (the “Company”) held its annual meeting of shareholders. As of the record date on March 28, 2024, the total number of shares of common stock outstanding and entitled to vote at the annual meeting was 32,966,678, of which 29,437,048 shares were represented at the meeting in person or by proxy. The purpose of the annual meeting was to vote on four proposals: (i) to elect the 17 directors nominated by our board; (ii) to approve the amendment of the BancFirst Corporation Directors' Deferred Stock Compensation Plan; (iii) to ratify FORVIS, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and (iv) an advisory vote to approve the compensation of the named executive officers. Each of the foregoing proposals was set forth and described in the Notice of Annual Meeting and Proxy Statement of the Company dated April 3, 2024. At the meeting, the shareholders elected all 17 directors; approved the amendment to the BancFirst Corporation Directors' Deferred Stock Compensation Plan; ratified FORVIS, LLP as our independent registered public accounting firm; and approved the compensation of the named executive officers.

The number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each such matter (where applicable), are set forth below:

Description of Proposal	Number of Shares

Proposal No. 1-Election of Directors	For	Against	Abstained	Broker Non-Votes

F. Ford Drummond	27,784,974	287,800	24,960	1,339,314
Joseph Ford	27,640,924	422,636	34,174	1,339,314
Joe R. Goyne	27,607,392	456,803	33,539	1,339,314
David R. Harlow	27,816,797	256,486	24,451	1,339,314
Mautra Staley Jones	27,817,526	249,432	30,776	1,339,314
Bill G. Lance	27,660,818	408,186	28,730	1,339,314
Dave R. Lopez	27,741,018	327,985	28,731	1,339,314
William Scott Martin	27,617,990	450,581	29,163	1,339,314
Tom H. McCasland, III	27,788,719	283,415	25,600	1,339,314
David E. Rainbolt	27,810,042	262,600	25,092	1,339,314
Dr. Leslie J. Rainbolt	27,840,565	232,640	24,529	1,339,314
Robin Roberson	27,641,161	404,828	51,745	1,339,314
Darryl W. Schmidt	27,653,720	410,085	33,929	1,339,314
Natalie Shirley	27,824,927	247,884	24,923	1,339,314
Michael K. Wallace	27,771,622	291,543	34,569	1,339,314
Gregory G. Wedel	27,648,817	419,696	29,221	1,339,314
G. Rainey Williams, Jr.	27,354,280	718,607	24,847	1,339,314

Proposal No. 2	For	Against	Abstained	Broker Non-Votes
To amend the BancFirst Corporation Directors' Deferred Stock Compensation Plan	27,924,459	116,397	56,878	1,339,314

Proposal No. 3	For	Against	Abstained	Broker Non-Votes
To ratify the appointment of FORVIS, LLP as our independent registered public accounting firm	29,336,912	50,406	49,730	—

Proposal No. 4	For	Against	Abstained	Broker Non-Votes
Advisory vote to approve executive compensation	27,866,611	132,062	99,061	1,339,314

Item 7.01 Regulation FD Disclosure.

BancFirst Corporation Announces Declaration of Quarterly Dividend on its Common Stock and an Interest Payment on its BFC Capital Trust II

On May 23, 2024, BancFirst Corporation’s Board of Directors declared a $0.43 per share cash dividend on its common stock. The dividend is payable July 15, 2024, to shareholders of record on June 28, 2024. BancFirst Corporation will also pay the quarterly interest payment on $26.8 million of its 7.20% Junior Subordinated Debentures related to the trust preferred securities issued by its statutory trust subsidiary, BFC Capital Trust II. The trust will use the proceeds of the interest payment to pay a dividend of $0.45 per share on the trust preferred securities, payable July 15, 2024, to shareholders of record on June 28, 2024.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated BancFirst Corporation Directors' Deferred Stock Compensation Plan.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BancFirst Corporation

Date:	May 23, 2024	By:	/s/ Hannah Andrus
Hannah Andrus Executive Vice President Chief Financial Officer